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                                                                    EXHIBIT 2.2

                             CONTRIBUTION AGREEMENT

        THIS CONTRIBUTION AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of the ____ day of November, 1999, by and among WT Technologies, Inc., a Georgia corporation (the "Corporation"), BCD Technology, S.A., a company organized under the laws of the country of Luxembourg ("BCD"), The Alexander Family, L.P., a Georgia Limited Partnership ("Alexander L.P."), Danny B. Hood, an individual resident of Georgia ("Hood"), Ralph Manaker, an individual resident of Virginia ("Manaker"), Steve Reynolds, an individual resident of Texas ("Reynolds"), and Velva Wiggins, an individual resident of Georgia ("Wiggins") (Alexander L.P., Hood, Manaker, Reynolds and Wiggins are hereinafter collectively referred to as the "Minority Members").

        WHEREAS, the Corporation was formed on October 18, 1999 and is authorized to issue 20,000,000 shares of common stock, $.01 par value, none of which is currently issued and outstanding (the "Corporation Common Stock");

        WHEREAS, BCD currently owns common stock of BCD Technology, Inc., a Georgia corporation (the "BCD Common Stock");

        WHEREAS, BCD desires to transfer the BCD Common Stock to the Corporation in exchange for shares of Corporation Common Stock, and the Corporation desires to receive the BCD Common Stock from BCD in exchange for Corporation common stock (the "BCD Exchange");

        WHEREAS, the Minority Members individually own membership interests in WorldTravel Technologies, L.L.C., a Georgia limited liability company ("WTT, LLC") ;

        WHEREAS, each Minority Members desires to transfer that Minority Member's interest in WTT, LLC to the Corporation in exchange for Corporation Common Stock, and the Corporation desires to receive the WTT, LLC membership interests from the Minority Members in exchange for Corporation Common Stock (the "Minority Members Exchange");

        WHEREAS, pursuant to a separate contribution and purchase agreement between the Corporation and the shareholders of International Software Productions, Inc., a Virginia corporation ("ISP"), the ISP shareholders will transfer ISP common stock to the Corporation in exchange for Corporation Common Stock and other consideration (the "ISP Exchange");

        WHEREAS, the ISP Exchange is to occur simultaneously with both the BCD Exchange and the Minority Members Exchange (collectively, the "Exchanges"); and

        WHEREAS, BCD, the Minority Members and the ISP Shareholders will be in control of the Corporation immediately following the Exchanges, and the transactions described herein are

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intended to qualify as a tax-free transaction under Section 351 of the Internal
Revenue Code of 1986, as amended (a "Section 351 transaction").

        NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto agree as follows:

        1. BCD's Transfer. BCD hereby transfers to Corporation all of its BCD Common Stock in exchange for shares of Corporation Common Stock in the amount set forth on Schedule 1 attached hereto.

        2. Alexander L.P.'s Transfer. Alexander L.P. hereby transfers to Corporation all of its interest in WTT, LLC, in exchange for shares of Corporation Common Stock in the amount set forth on Schedule 2 attached hereto.

        3. Hood's Transfer. Hood hereby transfers to Corporation all of his interest in WTT, LLC, in exchange for shares of Corporation Common Stock in the amount set forth on Schedule 3 attached hereto.

        4. Manaker's Transfer. Manaker hereby transfers to Corporation all of his interest in WTT, LLC, in exchange for shares of Corporation Common Stock in the amount set forth on Schedule 4 attached hereto.

        5. Reynolds' Transfer. Reynolds hereby transfers to Corporation all of his interest in WTT, LLC, in exchange for shares of Corporation Common Stock in the amount set forth on Schedule 5 attached hereto.

        6. Wiggins' Transfer. Wiggins hereby transfers to Corporation all of her interest in WTT, LLC, in exchange for shares of Corporation Common Stock in the amount set forth on Schedule 6 attached hereto.

        7. Authorization; Further Actions; Consents. Corporation, BCD, Alexander L.P., Hood, Manaker, Reynolds and Wiggins each represent and warrant to the other that its execution and performance of this Agreement has been properly authorized and approved. The parties further agree that they each will: (a) execute and deliver any and all member certificates, member powers, assignments, certificates, instruments of transfer and other documents which may be necessary or appropriate to effectuate the transfers of the common stock and LLC interests as contemplated by the terms of this Agreement; and (b) seek and obtain any and all consents necessary and appropriate to consummate the transactions contemplated in this Agreement.

        8. Entire Agreement. This Agreement represents the entire understanding of the parties on the subject matter hereof and no modification or termination shall be binding unless in writing signed by all of the parties hereto.

        9. Binding. This Agreement shall be binding upon and inure to the benefit of the parties and their executors, administrators, heirs, legatees, successors and assigns.


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        10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of Georgia.

        11. Counterparts. This Agreement can executed in any number of multiple counterparts. Each counterpart is to be deemed an original, and all of such counterparts together constitute one and the same instrument.


                         [Signatures on following pages]


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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                   WT TECHNOLOGIES, INC.


                                   By:  /s/ Ralph Manaker
                                      ---------------------------------------
                                   Name: Ralph Manaker
                                   Title: Vice President


                                   BCD TECHNOLOGIES, S.A.


                                   By:  /s/ Gerard Birchen
                                      ---------------------------------------
                                   Name: Gerard Birchen
                                   Title: Director


                                   By:  /s/ Edward Bruin
                                      ---------------------------------------
                                   Name: Edward Bruin
                                   Title: Director


                                   THE ALEXANDER FAMILY, L.P.


                                   By:  /s/ John C. Alexander
                                      ---------------------------------------
                                   Name: John C. Alexander
                                   Title: General Partner


                                        /s/ Danny B. Hood
                                   ------------------------------------------
                                   DANNY B. HOOD


                                        /s/ Ralph Manaker
                                   ------------------------------------------
                                   RALPH MANAKER


                                        /s/ Steve Reynolds
                                   ------------------------------------------
                                   STEVE REYNOLDS


                                        /s/ Velva Wiggins
                                   ------------------------------------------
                                   VELVA WIGGINS


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                                   SCHEDULE 1
                                  BCD TRANSFER


BCD hereby transfers to Corporation all of its interest in WTT, LLC, which represents 83.3753% of the total outstanding member interests in WTT, LLC in exchange for 7,559,733 shares of Corporation Common Stock which, when issued, will represent 81.56% of the issued and outstanding Corporation Common Stock.




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                                   SCHEDULE 2
                            ALEXANDER L.P.'S TRANSFER


Alexander L.P. hereby transfers to Corporation all of its interest in WTT, LLC, which represents 11.7018% of the total outstanding member interests in WTT, LLC in exchange for 1,061,015 shares of Corporation Common Stock which, when issued, will represent 11.45% of the issued and outstanding Corporation Common Stock.




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                                   SCHEDULE 3
                                 HOOD'S TRANSFER


Hood hereby transfers to Corporation all of his interest in WTT, LLC, which represents 2.4379% of the total outstanding member interests in WTT, LLC in exchange for 221,045 shares of Corporation Common Stock which, when issued, will represent 2.38% of the issued and outstanding Corporation Common Stock.




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                                   SCHEDULE 4
                               MANAKER'S TRANSFER


Manaker hereby transfers to Corporation all of his interest in WTT, LLC, which represents 0.985% of the total outstanding member interests in WTT, LLC in exchange for 64,327 shares of Corporation Common Stock which, when issued, will represent 0.69% of the issued and outstanding Corporation Common Stock.




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                                   SCHEDULE 5
                               REYNOLDS' TRANSFER

Reynolds hereby transfers to Corporation all of his interest in WTT, LLC, which represents 0.75% of the total outstanding member interests in WTT, LLC in exchange for 36,736 shares of Corporation Common Stock which, when issued, will represent 0.40% of the issued and outstanding Corporation Common Stock.





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                                   SCHEDULE 6
                                WIGGINS' TRANSFER

         Wiggins hereby transfers to Corporation all of her interest in WTT, LLC, which represents 0.75% of the total outstanding member interests in WTT, LLC in exchange for 36,736 shares of Corporation Common Stock which, when issued, will represent 0.40% of the issued and outstanding Corporation Common Stock.